UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2013
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico 87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

In connection with a broad realignment of management responsibility in the Company’s fiber optics business segment, on November 15, 2013, Christopher Larocca, Chief Operating Officer, informed EMCORE Corporation (the “Company”) that he will be resigning from the Company to pursue other business endeavors effective November 30, 2013.

EMCORE entered into a separation agreement and general release, dated November 16, 2013 (the “Separation Agreement”), with Mr. Larocca. The Separation Agreement includes releases by Mr. Larocca of all claims related to Mr. Larocca's employment and service relationship with, and termination of employment and service from, the Company. The Separation Agreement also provides the Company will continue to pay Mr. Larocca his current base salary of $260,000 per annum for a period of 78 weeks, commencing on December 1, 2013, and all of the outstanding equity awards previously granted under the Company's various equity award plans will vest 30 business days following the Separation Date.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its annual report on Form 10-K for the period ended September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: November 18, 2013	By: /s/ Hong Q. Hou Name: Hong Q. Hou Title: Chief Executive Officer